                                                                      EXHIBIT 11
                                                                          1 OF 2


                              WORLD AIRWAYS, INC.
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                   FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                       (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                             1996                   1995
                                                          -----------           ------------

Earnings from continuing operations
  applicable to common stock                              $     2,909           $     4,498

Discontinued operations                                           180                (1,139)
                                                          -----------           -----------

Net earnings applicable to common stock                   $     3,089           $     3,359
                                                          ===========           ===========



Weighted average common shares outstanding                 12,000,064            10,000,064

Weighted average options and warrants treated
  as common stock equivalents                                      --               126,390
                                                          -----------           -----------

Primary and fully diluted number of shares                 12,000,064            10,126,454
                                                          ===========           ===========


EARNINGS (LOSS) PER COMMON EQUIVALENT SHARE:
  Continuing operations                                   $      0.24           $      0.44
  Discontinued operations                                        0.02                 (0.11)
                                                          -----------           -----------
  Net earnings                                            $      0.26           $      0.33
                                                          ===========           ===========

                                                                      EXHIBIT 11
                                                                          2 OF 2


                              WORLD AIRWAYS, INC.
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                       (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                               1996                      1995
                                                           ------------              ------------

Earnings from continuing operations
  applicable to common stock                               $    13,681               $    12,747

Discontinued operations                                        (32,525)                   (2,254)
                                                           -----------               -----------

Net earnings (loss) applicable to common stock             $   (18,844)              $    10,493
                                                           ===========               ===========



Weighted average common shares outstanding                  12,000,064                10,000,064

Weighted average options and warrants treated
  as common stock equivalents                                       --                   126,390
                                                           -----------               -----------

Primary and fully diluted number of shares                  12,000,064                10,126,454
                                                           ===========               ===========


EARNINGS (LOSS) PER COMMON EQUIVALENT SHARE:

  Continuing operations                                    $      1.14               $      1.26
  Discontinued operations                                        (2.71)                    (0.22)
                                                                ------                    ------
  Net earnings (loss)                                      $     (1.57)              $      1.04
                                                                ======                    ======

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